UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 3, 2020 (November 30, 2020)

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of PASSUR Aerospace, Inc. (the “Company”) held on November 30, 2020, the shareholders elected each of the Company’s nine nominees for director to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.  The shareholders also ratified the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2020.  Set forth below are the voting totals for each of the items submitted to a vote of the Company’s shareholders at the Annual Meeting, as provided by an independent inspector of elections for the Annual Meeting:

1)To elect nine directors to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Vote
G.S. Beckwith Gilbert	5,440,476	48,538	1,029,552
Paul L. Graziani	5,441,976	47,038	1,029,552
Kurt J. Ekert	5,466,943	22,071	1,029,552
Richard L. Haver	5,440,476	48,538	1,029,552
Robert M. Stafford	5,440,476	48,538	1,029,552
Ronald V. Rose	5,466,943	22,071	1,029,552
Michael Schumaecker	5,440,476	48,538	1,029,552
Brian G. Cook	5,471,943	17,071	1,029,552
Michael O. Hulley	5,471,943	17,071	1,029,552

At the Annual Meeting, each of the foregoing nominees was elected as a director of the Company to hold office until the 2021 Annual Meeting of Shareholders or until his respective successor is duly elected and qualified.

2)To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2020:

For	Against	Abstain	Broker Non-Vote
6,506,866	11,428	272	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:  /s/ Philip C. McCully
Name:  Philip C. McCully
Title:   Corporate Controller and Assistant Secretary

Date:  December 3, 2020